UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NYMEX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4098266
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

One North End Avenue World Financial Center New York, New York	10282-1101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	Not Applicable

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☐

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-138126

Securities to be registered pursuant to Section 12(g) of the Act: Up to a maximum of 6,484,800 shares of Series B Common Stock, par value $0.01 per share.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s Prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138126) (the “Registration Statement”), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.

3.1	Form of Amended and Restated Certificate of Incorporation of NYMEX Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 of Form S-1 (file no. 333-135800)).

3.2	Form of COMEX Transaction Amendment (incorporated herein by reference to Exhibits B and C to Exhibit 10.1 of Current Report on Form 8-K, dated September 26, 2006).

3.3.	Form of Amended and Restated By-laws of NYMEX Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 of Form S-1 (file no. 333-135800)).

4.1	Form of Common Stock certificate for NYMEX Holdings, Inc. (incorporated herein by reference to Exhibit 4.1 of Form S-1 (file no. 333-135800)).

4.2	Form of B-1 Common Stock certificate for NYMEX Holdings, Inc.

4.3	Form of B-2 Common Stock certificate for NYMEX Holdings, Inc.

4.4	Form of B-3 Common Stock certificate for NYMEX Holdings, Inc.

10.15	COMEX Transaction Agreement, by and among NYMEX Holdings, Inc., NYMEX Exchange, Inc., Commodity Exchange, Inc. and the Governors Committee of the COMEX Division (incorporated herein by reference to Exhibit 10.1 of Current Report on Form 8-K filed on September 26, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NYMEX Holdings, Inc.
(Registrant)

Dated: November 9, 2006	By:	/s/ Christopher K. Bowen
	Name:	Christopher K. Bowen
	Title:	General Counsel, Chief Administrative Officer and Secretary